    As filed with the Securities and Exchange Commission on April 10, 2001

                           Registration No. 33-66657

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________
                       POST-EFFECTIVE AMENDMENT NO. 5 TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ________________

                       WELLS REAL ESTATE FUND XII, L.P.
       (Exact name of registrant as specified in governing instruments)

                      6200 The Corners Parkway, Suite 250
                           Norcross, Georgia  30092
                                (770) 449-7800
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                            Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                             Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                       1201 West Peachtree Street, N.W.
                         Atlanta, Georgia  30309-3400
                                (404) 817-8500
           (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Agent for Service)

                               ________________
                  Georgia                                58-2438242
              (State or other                         (I.R.S. Employer
      Jurisdiction of Incorporation)               Identification Number)
                               ________________

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
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                            Deregistration of Units

     Wells Real Estate Fund XII, L.P. (the "Registrant") filed a Registration Statement on Form S-11 (Commission File No. 33-66657) (the "Registration Statement"), which the Securities and Exchange Commission declared effective on March 22, 1999, pursuant to which the Registrant registered 7,000,000 units of limited partnership interest ("Units") to be offered to the public on a "best efforts" basis.

     As of March 21, 2001, the Registrant had sold 3,561,119.174 Units pursuant to the Registration Statement. The Registrant terminated the offering of Units covered by this Registration Statement effective as of the close of business on March 21, 2001, and hereby deregisters the remaining 3,438,880.826 of Units previously registered under the Registration Statement and remained unsold as of March 21, 2001.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 9th day of April, 2001.

                              WELLS REAL ESTATE FUND XII, L.P.
                              (Registrant)

                              By:  Wells Partners, L.P.
                                    General Partner

                                    By:  Wells Capital, Inc.
                                         General Partner

                                         By: /s/ Leo F. Wells, III
                                             -------------------------
                                             Leo F. Wells, III
                                             President

                              By: /s/ Leo F. Wells, III
                                  ------------------------------------
                                  Leo F. Wells, III
                                  General Partner

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signatures                Title                                    Date
----------                -----                                    ----

/s/ Leo F. Wells, III     President (Chief Executive Officer),     April 9, 2001
-----------------------   Treasurer and Sole Director of Wells
Leo F. Wells, III         Capital, Inc., the sole general
                          partner of Wells Partners, L.P.